                       AMENDMENT TO ACQUISITION AGREEMENT

      This Amendment to Acquisition Agreement is made and entered into as of July 1, 1998, by and among Mission West Properties, a California corporation (the "Company"), Mission West Properties, L.P., a Delaware limited partnership ("MWP"), Berg Family Partners, L.P., a Delaware limited partnership ("MWP I"), Berg & Berg Developers, L.P., a Delaware limited partnership ("MWP II"), Kontrabecki Associates, a California limited partnership ("MWP III"), and each of the partners of the respective partnerships (the "Partners"), holders of equity interests in the other entities and certain other persons who are listed on the signature pages hereto.

                                    RECITALS

      WHEREAS, the parties hereto entered into an Acquisition Agreement dated May 14, 1998 (the "Acquisition Agreement") pursuant to which the parties thereto may amend the Acquisition Agreement by a writing executed by the party or parties against whom enforcement is sought in accordance with Section 14.4 thereof.

      WHEREAS, the parties wish to amend the Acquisition Agreement and their respective performance thereunder to permit the occurrence of the Berg Acquisition (as defined xtherein) and the organization of the Operating Partnership (as defined therein) prior to the Special Meeting (as defined therein) so that the accounting period for which the Company reports the operations of the Operating Partnership in 1998 shall commence on July 1, 1998.

      WHEREAS, such parties now desire to amend the terms of the Acquisition Agreement to provide for the changes set forth below.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties agree as follows:

1. DEFINITIONS. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Acquisition Agreement.

2. AMENDMENT TO CERTAIN SECTIONS OF ACQUISITION AGREEMENT. The following sections of the Acquisition Agreement will be amended as follows:

      2.1 DEFINITIONS. Section 1.10 shall be amended to read in its entirety as follows:

            1.10 "CLOSING" shall have the meaning ascribed to it in Section 4.1, and "PARTNERSHIP CLOSING" shall mean the closing of the transactions described in Section 3 (THE TRANSACTIONS SUBJECT TO THIS AGREEMENT), as amended hereby.

      Section 1.11 shall be amended to read in its entirety as follows:

            1.11 "CLOSING DATE" shall mean the date and time of the Closing. "PARTNERSHIP CLOSING DATE" shall mean July 1, 1998.

      Section 1.51 shall be amended to read in its entirety as follows:

            1.51 "SHAREHOLDER APPROVAL" shall mean the vote of the shareholders of the Company approving or ratifying a Proposed Transaction at the Special Meeting.

      2.2 THE TRANSACTIONS SUBJECT TO THIS AGREEMENT. Sections 3.1-3.3 shall be amended to read in their entirety as follows:

            3.1 AGREEMENT TO FORM THE OPERATING PARTNERSHIP. Each of the Constituent Partnerships hereby agrees to adopt the Operating Partnership Agreement and to be managed and operated as a participant in the Operating Partnership. Upon the occurrence of the Partnership Closing, the Company thereafter shall manage the Operating Partnership, in its capacity as general partner of each of the Constituent Partnerships, in accordance with the principles and procedures contained in Section 9.7. Upon the Partnership Closing, all of the limited partnership interests and the existing general partner interests in each of the Constituent Partnerships shall be converted automatically into the number of L.P. Units set forth opposite the name of each Constituent Partnership on Schedule 6 (provided that 3,061,427 L.P. Units of MWP shall not be issued unless and until Carl E. Berg has acquired the properties set forth opposite his name on Schedule 5 (the "Fremont Properties") and has contributed them, subject to secured indebtedness of approximately Five Million Nine Hundred Thousand Dollars ($5,900,000) in principal), by grant deed to MWP; MWP III shall elect to become a Delaware limited partnership pursuant to Section 17-217(b) of the Delaware Revised Uniform Limited Partnership Act; and the existing limited partnership agreement of each of the limited partnerships shall be amended and restated to substantially conform to the provisions of the Operating Partnership Agreement.

            3.2 ACQUISITION OF THE CONTRIBUTED PROPERTIES.

              Subject to the terms and conditions hereof and in reliance upon the representations, warranties, and agreements contained herein, at the Partnership Closing, the Operating Partnership shall acquire the Contributed Properties and the Contributing Entities (other than MWP III) shall convey their respective Contributed Properties to MWP. In exchange, each Contributing Entity shall be entitled to receive that number of L.P. Units set forth opposite its name on Schedule 5 at the Partnership Closing. Notwithstanding the foregoing, Carl E. Berg shall not contribute the Fremont Properties to MWP at the Partnership Closing and shall not be entitled to receive 3,061,427 L.P. Units of MWP limited partnership interest, as set forth on Schedule 5, unless and until he has contributed the Fremont Properties, subject to indebtedness in the approximate principal amount of $5,900,000, to MWP by grant deed.

            3.3 THE BERG ACQUISITION.

            (a) Subject to the terms and conditions hereof and in reliance upon the representations, warranties, and agreements contained herein, at the Partnership Closing: (i) the Company shall acquire the general partnership interests in each of the Constituent Partnerships for the total amount of Thirty-Three Million Five Hundred Eighty-Nine Thousand Three Hundred Thirty-Three Dollars ($33,589,333) payable by delivery of a demand note ("Demand Note") to each of the Constituent Partnerships in the amounts set forth opposite the name of such Constituent Partnership (the "Contribution Amount") in the form attached hereto Exhibit G; (ii) Berg & Berg Enterprises, Inc., Berg Family Partners LLC, Berg & Berg Developers LLC, and John T. Kontrabecki shall resign as the general partner of MWP, MWP I, MWP II, and MWP III, respectively; and (iii) the Company shall receive a general partner interest equal to 10.91% of the capital, profits, losses and distributions of each Constituent Partnership (or 10.91% of the Operating Partnership) in accordance with the terms of the Operating Partnership Agreement. The capital contribution and amount of the Demand Note payable by the Company set forth below for its general partner interest in each of the Constituent Partnerships at the Partnership Closing is subject to adjustment as provided in
            Section 3.3(b).

            PARTNERSHIP        DEMAND NOTE AMOUNT
            MWP                 $  6,927,195
            MWP I                  6,693,607
            MWP II                18,965,750
            MWP III                1,002,781


            (b) At or prior to the Partnership Closing, the Operating Partnership may obtain new loans or refinance existing debt of the Constituent Partnerships, which will be, or is secured by, certain Existing Properties and/or Contributed Properties. The amount of debt encumbering such Properties will affect the value of each of the Constituent Partnerships and the percentage of the total Contribution Amount allocable to each such Partnership. Accordingly, the parties agree that appropriate adjustment, if any, will be made in the amount of each of the Demand Notes set forth in the table in
            Section 3.3(a) to reflect the difference between the amount of indebtedness for borrowed funds which encumbers the Properties of a Constituent Partnership as of the Partnership Closing Date and the amount of such indebtedness as of the date of this Agreement. Furthermore, the parties acknowledge and agree that for income tax purposes, limited partners in the Operating Partnership, and the partners or other equity owners in such limited partners have assumed or guaranteed, or will wish to assume or guaranty certain indebtedness of their respective Constituent Partnerships. All parties acknowledge and agree that all limited partners or owners of interests therein shall be entitled to assume or guaranty indebtedness of the Operating Partnership as of the Partnership Closing Date and any refinancing date in such proportions as they request.

        2.3 THE CLOSING. Sections 4.1-4.3 shall be amended to read in their entirety as follows:

            4.1 THE CLOSING DATE.

              Subject to Shareholder Approval, the closing of the transactions contemplated by this Agreement, excluding the transactions described in Sections 3.1, 3.2, and 3.3 to be concluded on the Partnership Closing Date, shall take place (the "Closing") at the offices of Berg & Berg Enterprises, Inc., 10050 Bandley Drive, Cupertino, California at 10:00 a.m., P.D.T., on the last business day of the calendar month in which the Special Meeting is held (the "Closing Date"). The Partnership Closing for the transactions described in Sections 3.1, 3.2 and 3.3 shall take place at the same offices, effective at the close of business on July 1, 1998 (the "Partnership Closing Date").

            4.2 DELIVERIES.

                  (a) On the Partnership Closing Date: (i) the Company shall deliver a Demand Note to each Constituent Partnership as provided in
            Section 3.3, and the Company shall receive the general partner interest in each of the Constituent Partnerships and such certificates representing the same as shall be available; (ii) the Contributing Entities shall deliver good and marketable title to the Contributed Properties (other than the Fremont Properties) by grant deeds executed and acknowledged by the applicable Contributing Entity, and the Operating Partnership shall deliver to the Contributing Entities certificates representing the number of L.P. Units set forth opposite each respective Contributing Entity's name on Schedule 5 hereto (other than L.P. Units issuable in exchange for the contribution of the Fremont Properties); (iii) the Company and all other partners in each of the Constituent Partnerships shall sign and deliver the Operating Partnership Agreement to representatives of the respective parties at the Partnership Closing; and (iv) each of the general partners in each of the Constituent Partnerships shall execute and deliver a certificate of amendment of certificate of limited partnership designating the Company as the new sole general partner in the partnership.

                  (b) On the Closing Date, (i) the parties to the Pending
            Projects Acquisition Agreement and the Berg Land Holdings Option Agreement shall deliver duly executed copies of the agreements to each party thereto; (ii) the Company, each Constituent Partnership and all of the Limited Partners shall sign and deliver the Exchange Rights Agreement to the representatives of the respective parties at the Closing; (iii) Carl E. Berg shall deliver good and marketable title to the Fremont Properties by duly executed and acknowledged grant deeds, and the Operating Partnership shall deliver to Carl E. Berg a certificate representing 3,061,427 L.P. Units; and (iv) the Company shall pay in immediately available funds to the Operating Partnership One Million Six Hundred Ten Thousand Six Hundred Sixty-Seven Dollars ($1,610,667) as a contribution which equals 10.91% of the net equity value of the Fremont Properties, as the contribution amount to be paid for the remainder of the Company's 10.91% general partner interest in MWP, and shall pay in immediately available funds all other amounts payable on demand made by the Operating Partnership pursuant to the terms of the Demand Notes.

            4.3 ADJUSTMENTS. The amounts receivable by or payable to the Contributing Entities (other than MWP III) at the Partnership Closing based upon the pro rations required under this Section 4.3 shall be determined and the net amount shall be paid in cash at the Partnership Closing by or to the Contributing Entity that owns the particular Contributed Property to which the adjustment relates. The items to be pro rated as of the Partnership Closing Date include the following: real estate taxes (on the basis of the due dates of the tax bills for the period for which such taxes are assessed) on the Contributed Properties, personal property taxes on the Personal Property, minimum water and sewer rentals, rents, including without limitation, expense pass-throughs, percentage rents, income from and expenses for electricity and other sums paid by tenants, licensees and concessionaires and collected by the Contributing Entities prior to the Partnership Closing Date under the Leases covering the Contributed Properties, payments due under service agreements which are to be assigned to the benefit of the Operating Partnership, prepaid license fees and other charges for licenses and permits for its Contributed Properties, which will remain in effect for the benefit of the Operating Partnership after the Partnership Closing Date, rental under any ground lease, municipal rubbish removal charges, lease rejection awards made in any bankruptcy proceedings of a tenant, and prepaid insurance premiums for insurance which will remain in effect for the benefit of the Operating Partnership after the Partnership Closing Date, if any, shall be apportioned pro rata between the Contributing Entity and the Operating Partnership, on a per diem basis as of midnight on the day before the Partnership Closing Date, so that the Contributing Entity shall bear all expenses with respect to its Contributed Properties and benefit from all items of income with respect to its Contributed Properties through the day before the Partnership Closing Date. To the extent that the amounts of the items to be adjusted are not reasonably ascertainable as of the Partnership Closing Date or there are any other items which should properly be allocated at that time, they shall be adjusted or taken into account by the affected Contributing Entity and the Operating Partnership as promptly after the Partnership Closing Date as the amounts thereof are ascertained.

       2.4 CONDITIONS TO CLOSING. Section 5.2 is hereby amended to apply only to the Partnership Closing as of the Partnership Closing Date. Section 5.2(d) shall be amended by deleting such provision in its entirety and replacing it with the following:

            "PAYMENT OF CONTRIBUTION AMOUNT." The Company shall have executed and delivered Demand Notes to the Operating Partnership in the aggregate amount of Thirty-Three Million Five Hundred Eighty-nine Thousand Three Hundred Thirty-three Dollars ($33,589,733) substantially in the form attached hereto as Exhibit G."

      Sections 5.3(a), (c) and (d) shall apply to the Partnership Closing and the Closing, and Section 5.3(b) and Section 5.4, in its entirety, shall apply only to the Partnership Closing.

      2.5 REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PROPERTIES. Section 7 is hereby amended to be applicable with respect to both the Partnership Closing, and the Closing and compliance with any representation or warranty waived by the parties with respect to the Partnership Closing shall be required as of the Closing Date; provided, further that all such provisions shall apply with respect to Carl E. Berg's contribution of the Fremont Properties to MWP only as of the date such contribution occurs.

      2.6 COMPANY CORPORATE ACTIONS. Section 8.3(a) is hereby amended to read in its entirety as follows:

                  (a) SPECIAL MEETING. As soon as practicable, in accordance with the CGCL and the Company's articles of incorporation and bylaws, and the policies and regulations of the AMEX, the Company shall take all action necessary to convene the Special Meeting as soon as practicable to consider and vote to approve or ratify the Proposed Transactions. The Company and all other parties to this Agreement agree to use their respective ultimate best efforts to obtain Shareholder Approval.

      2.7 CORPORATE OPPORTUNITIES; FREEDOM OF ACTION. The provisions of Section
9.2 shall take effect as of the Partnership Closing Date immediately upon completion of the Partnership Closing.

      2.8 OPERATION OF THE OPERATING PARTNERSHIP. The provisions of Section 9.7 shall take effect as of the Partnership Closing Date immediately upon completion of the Partnership Closing.

      2.9 TERMINATION. Section 11.1 is amended to read in its entirety as follows:

            11.1 TERMINATION. This Agreement may be terminated by the Company or by Carl E. Berg before the Closing occurs, whether before or after the Shareholder Meeting only if the consummation of the Proposed Transactions by the Company would violate any non-appealable final order, decree or judgment of any Governmental Body having competent jurisdiction.

      Section 11.2 is amended to add the following sentence at the end thereof:

            11.2 EFFECT OF TERMINATION. In the event of termination pursuant to
            Section 11.1 as amended, the Company, the Constituent Partnerships and the Contributing Entities shall take all actions and execute all documents deemed reasonable or necessary to unwind the transactions concluded at the Partnership Closing and, to the extent practicable at the time, to restore each of the parties to the Agreement to the position that such party was in on the date immediately preceding the Partnership Closing Date, as if the Partnership Closing had not occurred with respect to such party.

3. WAIVER OF CERTAIN CLOSING CONDITIONS. The parties hereto agree that the conditions to Closing set forth in Sections 5.1(a) and (d) of the Acquisition Agreement are hereby waived with respect to the Partnership Closing and need not be completed prior to the Partnership Closing Date.

4. AMENDMENT OF EXHIBITS TO ACQUISITION AGREEMENT. The parties hereto agree that any and all agreements attached as exhibits to the Acquisition Agreement shall be amended as recommended by legal counsel to the extent necessary to conform to the Acquisition Agreement as amended hereby.

5. CONTINUED EFFECT. Except as otherwise expressly provided herein, the

Acquisition Agreement will continue in full force and effect, in accordance with its terms.

6. MISCELLANEOUS.
  This Amendment and (unless otherwise provided) and waivers and consents hereunder shall be governed by the internal laws of the State of California, without regard to the conflicts of law principles thereof. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subject matter contained herein, and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subject matter, provided that each party hereto hereby agrees to take such other actions and execute such additional documents as may be necessary to effectuate the terms of this Amendment. This Amendment may be executed in counterparts and delivered by electronic facsimile transmission, and each signed counterpart transmitted by electronic facsimile shall be considered an original, but all of which together shall constitute the same instrument. Any provision of this Amendment may be waived or modified only in accordance with Section 14.4 of the Acquisition Agreement.

               [Remainder of the page intentionally left blank]

             SIGNATURE PAGES OF AMENDMENT TO ACQUISITION AGREEMENT

      IN WITNESS WHEREOF, the parties hereto have hereunto executed this Amendment as of the first date written above, and a party's signature hereon in any capacity shall constitute such party's execution of this Amendment in all capacities which the party holds for purposes of this Amendment.

CONSTITUENT PARTNERSHIPS

MISSION WEST PROPERTIES, L.P., A DELAWARE LIMITED PARTNERSHIP

     By:
        Berg & Berg Enterprises, Inc., a California corporation
     Its: General Partner

     By:
        Carl E. Berg
     Its: President

     By:
        Thelmer Aalgaard
     Its: Limited Partner

     By:
        Clyde J. Berg, Trustee, 1981 Kara Ann Berg Trust
     Its: Limited Partner

     By:
        Michael L. Knapp
     Its: Limited Partner

     By:
        Thelmer Aalgaard, Trustee of the Sonya L. Berg Trust
     Its: Limited Partner

     By:
        Thelmer Aalgaard, Trustee of the Sherri L. Berg Trust
     Its: Limited Partner


BERG FAMILY PARTNERS L.P., A DELAWARE LIMITED PARTNERSHIP

     By:
         Berg Family Partners, LLC
     Its: General Partner

     By:
         Carl E. Berg
     Its: Manager

     By:
        Berg Living Trust UTA dated May 1, 1981
     Its: Limited Partner

     By:
        Carl E. Berg
     Its: Trustee

     By:
        Mary Ann Berg
     Its: Trustee

     By:
        Clyde J. Berg, Trustee, 1995 Clyde J. Berg Revocable Trust, dated April 4, 1995
     Its: Limited Partner

     By:
        Clyde J. Berg
     Its: Trustee

     By:
        Clyde J. Berg, Trustee, Carl Berg Child's Trust UTA dated June 2, 1978
     Its: Limited Partner

     By:
        Clyde J. Berg
     Its:  Trustee


BERG & BERG DEVELOPERS, L.P., A DELAWARE LIMITED PARTNERSHIP

      By:
          Berg & Berg Developers, LLC, a Delaware limited liability company
      Its: General Partner

      By:
         Carl E. Berg
      Its: Manager

      By:

         Carl E. Berg
      Its: Limited Partner

      By:
         Mary Ann Berg
      Its: Limited Partner

      By:
         Clyde J. Berg
      Its: Limited Partner


KONTRABECKI ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP

      By:
         John T. Kontrabecki
      Its: General Partner


CONTRIBUTING ENTITIES

KONTRABECKI ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP

      By:
         John T. Kontrabecki
      Its: General Partner


TRIANGLE DEVELOPMENT, A CALIFORNIA LIMITED PARTNERSHIP

      By:
         Berg Ventures I
      Its: General Partner

      By:
         John T. Kontrabecki
      Its: General Partner


BERG VENTURES II, A CALIFORNIA LIMITED PARTNERSHIP

      By:
        John T. Kontrabecki
        Its:  General Partner


BACCARAT FREMONT DEVELOPERS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

      By:
        Michael L. Knapp
        Its:  Managing Member


BACCARAT CAMBRIAN, A CALIFORNIA GENERAL PARTNERSHIP

      By:
        Carl E. Berg

        Its:  General Partner


BERG & BERG ENTERPRISES INC., A CALIFORNIA CORPORATION

      By:
        Carl E. Berg
        Its:  President


DE ANZA OFFICE PARTNERS, A CALIFORNIA GENERAL PARTNERSHIP

      By:
        Carl E. Berg
        Its:  General Partner


THE COMPANY

MISSION WEST PROPERTIES, A CALIFORNIA CORPORATION

      By:
         Michael J. Anderson
      Its: Vice President and Chief Operating Officer